Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

AMALGAMATED BANK

and

THE SHAREHOLDERS NAMED HEREIN

Dated as of April 11, 2012

TABLE OF CONTENTS

1.	Certain Definitions		1

2.	Demand Registrations		4

	(a)	Right to Request Registration	4

	(b)	Number of Demand Registrations	5

	(c)	Priority on Demand Registrations	5

	(d)	Restrictions on Demand Registrations	5

	(e)	Selection of Underwriters	6

	(f)	Effective Period of Demand Registrations	6

	(g)	Registration Statement Form	7

	(h)	Shelf Option	7

	(i)	Qualifying Registration Event	7

3.	Piggyback Registrations		8

	(a)	Right to Piggyback	8

	(b)	Priority on Primary Registrations	8

	(c)	Priority on Secondary Registrations	8

	(d)	Selection of Underwriters	9

4.	Holdback Agreements		9

5.	Registration Procedures		9

6.	Registration Expenses		14

7.	Indemnification		15

8.	Participation in Underwritten Registrations		17

9.	Rule 144		17

10.	Miscellaneous		17

	(a)	Notices	17

	(b)	No Waivers	18

	(c)	Successors and Assigns	19

	(d)	Governing Law	19

	(e)	Jurisdiction	19

	(f)	Waiver of Jury Trial	19

	(g)	Counterparts; Effectiveness	19

	(h)	Entire Agreement	20

	(i)	Captions	20

i

(j)	Severability	20

(k)	Amendments	20

(l)	Aggregation of Stock	20

(m)	Equitable Relief	21

(n)	No Inconsistent or More Favorable Agreements	21

(o)	Pre-Holding Company Formation Registration Rights	21

(p)	Recapitalizations, Exchanges Affecting the Registrable Common Stock	21

ii

REGISTRATION RIGHTS AGREEMENT, dated as of April 11, 2012, by and among Amalgamated Bank, a New York state-chartered non-member bank (the “Bank”), and the Investor Shareholders listed on the signature pages of this Agreement (each a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Shareholders have purchased shares of the Bank’s Class A Voting Common Stock, par value $10.00 per share (the “Class A Common Stock”); and

WHEREAS, concurrently herewith, the Bank, the Shareholders and certain other shareholders of the Bank are entering into an Investor Rights Agreement providing for certain agreements with respect to the corporate governance, shareholdings and certain other matters relating to the Bank (the “Investor Rights Agreement”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions.

Capitalized terms used but not defined herein have the meanings set forth in the Investor Rights Agreement. In addition, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Bank” has the meaning set forth in the introductory paragraph.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Covered Shares” means (i) any shares of Class A Common Stock issued to the Shareholders pursuant to the Stock Purchase Agreements, including any Additional Shares or DTA Adjustment Shares (as defined therein), (ii) any shares of Class A Common Stock acquired by the Shareholders in addition to those referred to in clause (i) after the date of this Agreement and prior to the date of an Initial Public Offering and (iii) any other security into or for which the Class A Common Stock referred to in clause (i) or (ii) has been reclassified, converted, substituted or exchanged, including any security of New HoldCo issued in any Holding Company Formation pursuant to Section 2(i) below, and any security issued or issuable with respect thereto upon any stock dividend, split, merger, recapitalization or similar event.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDI Act” has the meaning set forth in Section 2(i) hereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal having supervisory or regulatory authority over the Bank or any Subsidiary of the Bank.

“Holder” means any holder of record of Registrable Common Stock and any transferees of such Registrable Common Stock from such Holders in accordance with the Investor Rights Agreement (if the Investor Rights Agreement has not earlier terminated). For purposes of this Agreement, the Bank may deem and treat the registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Bank shall not be affected by any notice to the contrary.

“Holding Company Formation” has the meaning set forth in Section 2(i) hereof.

“Initial Public Offering” means the first underwritten public offering of the Class A Common Stock (or other equity securities of the Bank) to the general public through a registration statement filed with the SEC.

“Initiating Holder” has the meaning set forth in Section 2(a) hereof. For purposes of this Agreement, each group of two or more affiliated WL Ross Shareholders collectively making a request for a Demand Registration and two or more affiliated Yucaipa Shareholders collectively making a request for a Demand Registration shall be deemed to be one Initiating Holder.

“New HoldCo” means a newly-formed Delaware corporation that is formed in connection with any Holding Company Formation pursuant to Section 2(i) below.

“Other Holders” means, collectively, all Holders other than the Principal Holders.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” means (i) an Initial Public Offering where the Bank registers any of its common equity securities under the Securities Act for the account of the Bank and/or one or more shareholders of the Bank and the registration form to be used may be used for any registration of Registrable Common Stock, and (ii) any registration of the Bank’s common equity securities under the Securities Act that is effected at any time following consummation of an Initial Public Offering, whether such registration is effected for the Bank’s own account or for the account of one or more shareholders of the Bank, and the registration form to be used may be used for any registration of Registrable Common Stock, other than any such registration incidental to the registration of any of the Bank’s securities (x) on Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (y) on Form S-4 or solely in connection with an exchange offer or (z) solely in connection with a rights offering exclusively to existing holders of the Bank’s common stock. For the avoidance of doubt, Piggyback Registration is governed by Section 3 herein and does not include any Demand Registration.

“Principal Holder” means any of the Investor Shareholders, and any assignee of an Investor Shareholder’s Demand Registrations pursuant to Section 10(c).

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Qualifying Registration Event” shall mean a firm commitment underwritten public offering of shares of Class A Common Stock (or any shares into which the Class A Common Stock is reclassified or for which the Class A Common Stock is converted, substituted or exchanged) for cash pursuant to a registration statement or registration statements (other than on Form S-4, S-8 or a comparable form) under the Securities Act (i) pursuant to which there is established a listing on a national securities exchange for the Class A Common Stock (or any shares into which the Class A Common Stock is reclassified or for which the Class A Common Stock is converted, substituted or exchanged), and (ii) with aggregate gross proceeds of at least seventy-five million U.S. dollars ($75,000,000.00) (net of any underwriting discount or other underwriting fees, commissions or expenses).

“Registrable Common Stock” means the Covered Shares; provided, however, that Registrable Common Stock shall not include (i) any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) in the case of Other Holders only, any securities which may be sold without restriction or limitation pursuant to the last sentence of Rule 144(b)(1)(i) under the Securities Act or (iii) any securities that have ceased to be outstanding. “Registration Expenses” has the meaning set forth in Section 6(a) hereof.

“Registration Statement” means any registration statement of the Bank providing for the registration of, and the sale by holders of, any Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Option” has the meaning set forth in Section 2(a) hereof.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Stock Purchase Agreements” mean securities purchase agreements, dated as of September 23, 2011, as amended on April 10, 2012, with each of the Investor Shareholders.

“Suspension Notice” has the meaning set forth in Section 5(e) hereof.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Bank are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

2. Demand Registrations.

(a) Right to Request Registration. Subject to Section 2(d), at any time after the earlier of (i) the date that is thirty (30) months from the date of the Closing and (ii) six (6) months after the occurrence of an Initial Public Offering, upon the written request of any Principal Holder (the “Initiating Holder”), such Initiating Holder may request that the Bank effect the registration under the Securities Act of all or part of the Registrable Common Stock held by such Initiating Holder (a “Demand Registration”), which written request shall specify the intended method or methods of disposition of such Registrable Common Stock. The Bank shall use its reasonable best efforts to promptly, and in any event (1) in the case of a Demand Registration that is an Initial Public Offering, not later than six (6) months after receipt of such request, or (2) in the case of any other Demand Registration, not later than thirty (30) days after receipt of such request, file a registration statement on any applicable form that is then available to (and as determined by, subject to good faith consultation with the Initiating Holder) the Bank under the Securities Act, and to cause such registration statement to be declared effective as promptly as practicable after receipt of such request. In connection with any Demand Registration, the Initiating Holder thereof may elect that the Bank effect such registration by filing a registration statement under the Securities Act (a “Shelf Registration Statement”) which provides for the sale by the Initiating Holder of its Registrable Common Stock from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which registration statement shall provide for the disposition of Registrable Common Stock pursuant to such distribution methods as the Initiating Holder set forth in the written request therefor (the “Shelf Option”); provided, that the Bank is eligible to register securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Each request for registration shall specify the approximate number of shares of Registrable Common Stock requested to be registered. Upon the receipt of a request for a Demand Registration, the Bank promptly shall give written notice of such proposed Demand Registration and the intended method of disposition stated in the request for such Demand Registration to all Holders other than the Initiating Holder and, subject to the terms of this Agreement, shall include in such Demand Registration (and in all related registrations and qualifications under state “blue sky” laws or in compliance with other registration requirements and in any related underwriting) all Registrable Common Stock of the Holders with respect to which the Bank has received written requests for inclusion therein (which requests, to be effective, shall contain a consent to the intended method of disposition included in the request for such Demand Registration) within fifteen (15) calendar days after the delivery of such notice.

(b) Number of Demand Registrations. Subject to the provisions of Section 2(a), the Principal Holders shall be entitled to request an aggregate of six (6) Demand Registrations (allocated three (3) to each of the WL Ross Shareholders (collectively) and the Yucaipa Shareholders (collectively)). The Principal Holders will have the right to make only two (2) requests for Demand Registration within any twelve (12) month period; provided that a request will not be deemed to constitute a request for purposes of the foregoing limitation if such request is withdrawn pursuant to Section 2(d) or is not counted as one of the permitted Demand Registrations pursuant to the following sentence. A registration will not count as one of the permitted Demand Registrations (i) if the registration statement thereto does not become effective, (ii) if the registration statement thereto has not remained effective until the earlier of the time when all Registrable Common Stock included therein by the Initiating Holder is sold or the end of the period described in Section 2(f) or (h), as the case may be, (iii) if, after it has become effective, such registration statement becomes subject to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason during the period described in Section 2(f) or (h), as the case may be, unless such order or requirement is lifted and the registration statement becomes effective, (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with the offering and sale of Registrable Common Stock under such registration statement are not satisfied or waived, except if the failure of such closing conditions to be satisfied is caused by the Initiating Holder, or (v) if the Initiating Holder is not able to register and sell at least 50% of the Registrable Common Stock requested to be included by such Initiating Holder in such Demand Registration, other than by reason of such Initiating Holder withdrawing its request or terminating the offering.

(c) Priority on Demand Registrations. If the managing underwriters of the requested Demand Registration advise the Bank in writing (with a copy to the Holders demanding to participate in such registration) that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Registrable Common Stock to be sold in such offering, the Bank shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriters can be so sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered, the amount of Registrable Common Stock to be so sold shall be allocated (i) first, pro rata among the Principal Holders desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such Principal Holders, (ii) second, pro rata among the Other Holders of Registrable Common Stock desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such Other Holders and (iii) third, to the Bank.

(d) Restrictions on Demand Registrations. The Bank shall not be obligated to effect any Demand Registration unless the Initiating Holder, together with all other Holders, requests to effect the registration of Registrable Common Stock having an anticipated aggregate offering price, net of any underwriting discounts or commissions, of at least ten million dollars ($10,000,000). The Bank shall not be obligated to effect any Demand Registration within ninety (90) calendar days after the effective date of a previous Demand Registration or a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 3 hereof. In addition, the Bank shall not be obligated to effect any Demand Registration if the Bank has previously received a Demand Registration from another Holder or Holders, or the Bank or the holding company formed in the Holding Company Formation has filed a registration statement pursuant to Section 2(i), and in either case, the effectiveness of the applicable registration statement is still pending and being diligently pursued by the Bank. The Bank may postpone for up to one hundred twenty (120) calendar days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Bank’s board of directors, such postponement is necessary in order to avoid premature disclosure of a material matter required, as determined by the Bank after consultation with outside counsel, to be otherwise disclosed in the Prospectus that the board has determined would not be in the best interest of the Bank to be disclosed at such time; provided, however, that the Bank shall not be entitled to so postpone unless it shall (A) concurrently request the suspension of sales by other security holders under registration statements covering Bank securities held by such other security holders, (B) in accordance with the Bank’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Bank, and (C) itself refrain from any public offering and open market purchases during the postponement; and provided, further, however, that if the Bank postpones the filing or effectiveness of a Registration Statement pursuant to this sentence, the Initiating Holder requesting the related Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Bank shall provide written notice to the Initiating Holder requesting such Demand Registration and all other Holders of (x) any postponement of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Bank’s decision to file or seek effectiveness of such Registration Statement following such postponement and (z) the effectiveness of such Registration Statement.

(e) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holder shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Bank, which will not be unreasonably withheld; provided that the Bank shall have the right to appoint a co-manager reasonably acceptable to the Initiating Holder.

(f) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Bank shall use its reasonable best efforts to keep such Demand Registration effective for a period equal to one hundred eighty (180) calendar days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such one hundred eighty (180) calendar days or if disposition of Registrable Common Stock is suspended in the circumstances described in Section 5(e)), such one hundred eighty (180) -day period shall be extended by the number of days during such period when such Demand Registration is not effective or is suspended as provided in Section 5(e), or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration.

(g) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Bank, subject to good faith consultation with the Initiating Holder.

(h) Shelf Option. If the Initiating Holder elects the Shelf Option, the Bank agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Common Stock registered thereunder for a period ending on the first date on which all the Registrable Common Stock covered by such Shelf Registration Statement shall have been sold pursuant to such Shelf Registration Statement.

(i) Qualifying Registration Event. The Bank agrees to file (or cause any newly-formed holding company of the Bank to file) a registration statement on the appropriate form with the SEC with respect to a Qualifying Registration Event not later than thirty (30) months after the date of this Agreement, and to use reasonable best efforts to complete (or to cause any newly-formed holding company of the Bank to complete), such Qualifying Registration Event as promptly as practicable thereafter. In connection with such Qualifying Registration Event, the Board shall consult with its financial advisor and/or proposed underwriters for the offering contemplated by such Qualifying Registration Event with respect to the formation of a new holding company as the optimal means for effecting the offering, and the Bank and the Shareholders shall use commercially reasonable efforts to form a Delaware corporation as the new holding company of the Bank, to effect an exchange of Bank Securities for securities in the new holding company having substantially equivalent rights and privileges as those of the Bank Securities so exchanged, and to enter into agreements providing for arrangements with respect to the governance of the new holding company that are substantially equivalent to the governance and other arrangements set forth in the Charter, Bylaws and Transaction Documents (collectively, the “Holding Company Formation”), including using commercially reasonable efforts to obtain all requisite regulatory approvals for the Holding Company Formation, provided that in no event shall the parties be required to effect the Holding Company Formation to the extent that doing so (1) would result in any Principal Holder or any of its Affiliates being deemed to control the Bank for purposes of the BHC Act or the Federal Deposit Insurance Act (the “FDI Act”) or being required to register as a bank holding company, (2) would be reasonably likely to result in any labor union (including any joint boards, locals, funds, trusts or similar organizations affiliated with any such union) that owns shares issued by the Bank losing the exemption from Section 4 of the BHC Act provided at 12 U.S.C. 1843(c)(i) with respect to its investment in the Bank or (3) would result in any diminution or adverse change to the governance and other rights of any Principal Holder under the Charter, Bylaws or Transaction Documents; provided, further, that any time period within which the Bank is required to file a registration statement or effect a registration pursuant to the terms of this Section 2(i) shall be tolled until any regulatory approval required to effect the Holding Company Formation has been obtained (so long as the Bank shall use its commercially reasonable efforts to obtain such approval as promptly as practicable). The Bank shall (or shall cause any newly formed holding company to) issue and sell such number of securities in the Qualifying Registration Event as is requested by the managing underwriters if they determine such issuance and sale to be reasonably necessary for the successful marketing of the Qualifying Registration Event; provided that the Bank (or such newly formed holding company) shall not be obligated to issue and sell securities in such Qualifying Registration Event to the extent, and solely to the extent, such issuance and sale would result in one or more labor organizations (including joint boards, locals, funds, trusts and similar organizations affiliated therewith) collectively ceasing to own in the aggregate a majority of the outstanding shares of Class A Common Stock (or any shares into which the Class A Common Stock is reclassified or for which the Class A Common Stock is converted, substituted, or exchanged) after giving effect to such issuance and sale (provided, such labor organization(s) (including joint boards, locals, funds, trusts and similar organizations affiliated therewith) collectively own in the aggregate, at the time of the Qualifying Registration Event, at least a majority of the outstanding shares of Class A Common Stock (or any shares into which the Class A Common Stock is reclassified or for which the Class A Common Stock is converted, substituted, or exchanged).

3.	Piggyback Registrations.

(a) Right to Piggyback. Whenever the Bank proposes to effect a Piggyback Registration, the Bank shall give prompt written notice (in any event within ten (10) calendar days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration, which notice the Holders shall keep confidential, and, subject to Sections 3(b) and 3(c), shall include in such registration on the same terms as the Bank and other Persons selling securities in connection with such registration all Registrable Common Stock with respect to which the Bank has received written requests for inclusion therein from a Holder within fifteen (15) calendar days after the receipt by such Holder of the Bank’s notice. The Bank’s notice shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Bank of the proposed minimum offering price of such equity securities. The Bank may postpone or withdraw the filing or the effectiveness of a Piggyback Registration initiated by the Bank at any time in its sole discretion; provided that such postponement or withdrawal does not relieve the Bank of its obligations to pay registration expenses pursuant to Section 6. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Common Stock from a Piggyback Registration at any time prior to the effectiveness of such registration.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Bank, and the managing underwriters advise the Bank in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Bank’s equity securities to be sold in such offering, the Bank shall include in such registration (i) first, the equity securities the Bank proposes to sell, and (ii) second, the equity securities requested to be included in such registration (including the Registrable Common Stock requested to be included therein), pro rata among the holders of such equity securities on the basis of the number of shares requested to be registered by such holders.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Bank’s equity securities (other than a Demand Registration hereunder), and the managing underwriters advise the Bank in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Bank’s equity securities to be sold in such offering, the Bank shall include in such registration the equity securities requested to be included therein (including the Registrable Common Stock requested to be included in such registration), pro rata among the holders of such equity securities on the basis of the number of shares requested to be registered by such holders.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering on behalf of the Bank, the Bank shall have the right to select the managing underwriter or underwriters to administer any such offering.

4. Holdback Agreements. In the event of a registration by the Bank involving the offering and sale by the Bank of equity securities, each Holder hereby agrees that, if requested by the applicable managing underwriter or placement agent, it will not, without the prior written consent of the applicable managing underwriter or placement agent, during the period commencing on the date of the final prospectus relating to such registration and ending on the date specified by the Bank and the managing underwriter or placement agent (such period not to exceed one hundred and eighty (180) calendar days; provided, that if the Bank releases or proposes to release an earnings or other public release within fifteen (15) calendar days of the last day of such period, then in each such case such period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) calendar days from the date of the issuance of such earnings or other public release (each such fifteen- (15-) calendar day period being further subject to any amendment to the rules and regulations promulgated by the Financial Industry Regulatory Authority or by the SEC)), except for such equity securities as shall be included in such registration, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock owned by such Holder or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Class A Common Stock, whether any such transaction described is to be settled by delivery of the Class A Common Stock or other securities, in cash, or otherwise; provided, however, that the foregoing will apply only if the then named executive officers (or senior officers performing comparable functions) and directors of the Bank then holding securities of the Bank enter into similar agreements. The foregoing provisions of this Section 4 will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters or placement agent in connection with such registration that are consistent with this Section 4; provided, that the named executive officers (or senior officers performing comparable functions) and directors of the Bank then holding securities of the Bank enter into similar agreements if requested by the underwriters or placement agent.

5. Registration Procedures. (a) Subject to the penultimate sentence of Section 3(a) (in the case of a Piggyback Registration), whenever any Registrable Common Stock is to be registered pursuant to Section 2 or 3 of this Agreement, the Bank shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof as indicated in the applicable request for a Demand Registration, and pursuant thereto the Bank shall as expeditiously as possible:

(i) prepare and as soon as practicable (but in any event within ninety (90) calendar days after receipt of a request pursuant to Section 2(a)) file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such a period as is necessary to complete the disposition of the securities covered by such Registration Statement (subject to Sections 2(f) and (h) of this Agreement) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Common Stock such number of copies of such Registration Statement, and each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) or filed under Rule 424 of the Securities Act with the SEC and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

(iv) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or “blue sky” laws of such jurisdictions as any seller and any underwriter(s) reasonably requests and do any and all other acts and things which may be reasonably requested by such seller or underwriter that is necessary or advisable to enable such seller and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Bank will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement or filed under Rule 424 of the Securities Act with the SEC contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Bank shall promptly prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) in the case of an underwritten offering, enter into customary agreements (including underwriting agreements in customary form) and take such other reasonable and customary actions as deemed advisable by the underwriter(s) in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation and to the extent reasonably customary, effecting a stock split or a combination of shares and making members of senior management of the Bank available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) and cause to be delivered to the underwriters opinions of counsel to the Bank in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters;

(vii) to the extent reasonably customary, make available, for inspection by any seller of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Bank, and cause the Bank’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange or quotation system on which securities of the same class issued by the Bank are then listed, or if no such similar securities are then listed, on a national securities exchange selected by the Bank; provided that the Holders acknowledge that each national securities exchange has listing standards, which may operate to limit the entities of which securities may be listed on such exchange, or which classes or series of such securities may be so listed, on the basis of size, operations, corporate governance, authorized or issued capital stock, number of shareholders or securities outstanding or otherwise, and the Holders hereby acknowledge and agree that the Bank will not be required to alter or seek to alter its size, operations or other quantitative measures of business, or its issued capital stock or number of shareholders or securities outstanding, in order to meet or seek to meet the listing standards of any national securities exchange; provided, further, that the Bank will not be obligated to effect a listing on more than one securities exchange;

(ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(x) cooperate with the Holders of Registrable Common Stock being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates (or shares in book-entry form) representing Registrable Common Stock to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates (or shares in book-entry form) representing the Registrable Common Stock to the transfer agent or the Bank, as applicable, and enable such certificates (or shares in book-entry form) to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(xi) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Stock sold pursuant thereto), comfort letters from the Bank’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(xii) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for at least the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;

(xiii) promptly notify each seller of Registrable Common Stock and the underwriter or underwriters, if any:

(1)

when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)

of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus or of any inquiry by the SEC relating to the Registration Statement, with a copy of the same, and an oral or written summary of any such oral requests;

(3)

of the notification to the Bank by the SEC of its initiation or threat of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the issuance by the SEC of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Bank to become an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and

(4)

of the receipt by the Bank of any notification or threat with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or “blue sky” laws of any jurisdiction;

(xiv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; and

(xv) provide a CUSIP number for the Class A Common Stock and take such other customary actions as shall be reasonably requested by Holders holding a majority of the shares of Registrable Common Stock to be sold or the underwriters in order to expedite or facilitate the disposition of such Registrable Common Stock.

(b) No Registration Statement (including any amendments thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing shall not apply, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Bank by or on behalf of such Holder specifically for use in such Registration Statement).

(c) The Bank will promptly respond to any and all comments received from the SEC on any Registration Statement, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Bank may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Bank any information regarding such seller and the distribution of such securities as the Bank may from time to time reasonably request in writing in order to comply with applicable securities laws and effect the registration of any Registrable Common Stock pursuant to the terms hereof.

(e) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon written notice from the Bank, after consultation with outside counsel, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Stock until such seller is advised in writing by the Bank that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as required by Section 5(a)(iii) hereof, and, if so directed by the Bank, such seller will deliver to the Bank (at the Bank’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that the Bank shall promptly use its reasonable best efforts to file a post effective amendment or take such other action so as to obviate the need for a Suspension Notice as soon as reasonably practicable in the good faith judgment of the Bank and promptly after filing such amendment (and in any event within 48 hours of such filing) deliver sufficient copies of such supplemented or amended Prospectuses pursuant to Section 5(a)(iii) to such sellers to resume such disposition; and provided further that such postponement of sales of Registrable Common Stock by the Holders shall not exceed ninety (90) calendar days in the aggregate in any one year. Each seller of Registrable Common Stock further agrees by having its stock treated as Registrable Common Stock hereunder that it shall maintain in confidence and not disclose the receipt of any Suspension Notice. If the Bank shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Bank shall extend the period of time during which the Bank is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Bank that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(iii). In any event, the Bank shall not deliver more than three Suspension Notices in any one year.

(f) If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Bank, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities does not necessarily make such holder a “controlling person” of the Bank within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Bank’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Bank, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the SEC or Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

(g) In connection with the preparation and filing of each Registration Statement registering the Holders’ Registrable Common Stock under the Securities Act, the Bank will give such Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such Registration Statement for their review and comment prior to filing (with a reasonable period of time to review and comment prior to such filing).

6. Registration Expenses. (a) All expenses incident to the Bank’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Bank and all independent certified public accountants and other Persons retained by the Bank (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes (if any) attributable to the sale of Registrable Common Stock or fees and expenses of more than one counsel representing the Holders of Registrable Common Stock (as set forth in Section 6(b)) shall be borne by the Bank. In addition, the Bank shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with each registration initiated hereunder, the Bank shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements, not to exceed $25,000, of one law firm chosen by the Initiating Holder or if the registration relates to an Initial Public Offering, if any, or to the extent there is no Initiating Holder, one law firm chosen by Holders representing a majority of the number of shares of Registrable Common Stock included in such registration or sale.

(c) The obligation of the Bank to bear the expenses described in Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether any sales of Registrable Common Stock ultimately take place; provided that the Bank’s obligations under Section 6(b) shall not apply with respect to any Demand Registration that is withdrawn by the Initiating Holder(s) (in which case such Initiating Holder(s) shall be solely responsible for the payment thereof).

7. Indemnification. Upon the registration of Registrable Common Stock pursuant to Section 2 or 3 hereof:

(a) The Bank shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors, employees and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable legal fees and expenses) to which such Person may become subject, as incurred, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement under which such Registrable Common Stock is to be registered under the Securities Act or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading or any violation by the Bank of the Securities Act, the Exchange Act or applicable “blue sky” laws in respect of any such registration, except insofar and to the extent as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Bank by such Holder expressly for use therein.

(b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Bank in writing such information and affidavits as the Bank reasonably requests for use in connection with any such Registration Statement and shall indemnify, to the fullest extent permitted by law, the Bank, New HoldCo, their respective officers, employees, directors, Affiliates, and each Person who controls the Bank or New HoldCo, as the case may be (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable legal fees and expenses) to which such Person may become subject, as incurred, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in such Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading or any violation by such Holder of the Securities Act, the Exchange Act or applicable “blue sky” laws in respect of any such registration, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Bank by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received (after all underwriting discounts and commissions) by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not enter into any settlement of the claims so assumed without the consent of the indemnified party (but such consent will not be unreasonably withheld); provided that the consent of the indemnified party will not be required if the settlement involves only the payment of money damages all of which are indemnifiable losses hereunder and does not involve the imposition of any equitable remedy or admission of wrongdoing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such assumed claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent that the indemnifying party is actually and materially prejudiced by the failure promptly to give such notice.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder, except in the case of willful misconduct or fraud by such Holder, be greater in amount than the amount of net proceeds (after underwriting discounts and commissions) received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9. Rule 144. The Bank covenants that if it becomes subject to the reporting requirements of the Exchange Act, (A) it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and (B) it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Bank meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

10. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as follows:

(i) If to the Bank:

Amalgamated Bank

275 Seventh Avenue

New York, NY 10001

Attn: Edward Grebow

Facsimile: (212) 895-4721

with copies, that shall not constitute notice, to:

Amalgamated Bank

275 Seventh Avenue

New York, NY 10001

Attn: Lawrence D. Fruchtman

Facsimile: (212) 895-4726

and:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: H. Rodgin Cohen and C. Andrew Gerlach

Facsimile: (212) 291-9299

(ii) if to any Investor Shareholder, to the address(es) set forth in the Investor Rights Agreement with respect to such Shareholder;

With copies, that shall not constitute notice, to:

For any WL Ross Shareholder:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attn: David C. Ingles

Facsimile: (917) 777-2697

For any Yucaipa Shareholder:

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, CA 90017

Attn: Robert B. Knauss and Jay M. Fujitani

Facsimile: (213) 687-3702

(iii) if to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Bank; or, in each case, at such other address as such party may specify by written notice to the others.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that the indemnified parties referred to in Section 7 are intended third party beneficiaries hereof. No party hereto may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties; except that (i) the Holders may, upon written notice to the Bank, assign any or all of their rights hereunder in connection with a sale or other transfer of its Registrable Common Stock in compliance with the Investor Rights Agreement so long as any such transferee agrees in writing to be bound (in an instrument reasonably satisfactory to the Bank) by and subject to all the terms and conditions of this Agreement, except that if a Principal Holder assigns one or more Demand Registrations to which such Principal Holder is entitled, such transferee shall be entitled to be a Principal Holder for purposes of the exercise of such Demand Registrations (provided that any such Principal Holder assigning any of its Demand Registrations shall give prompt written notice thereof to the Bank) and shall be an Other Holder and not a Principal Holder for all other purposes; provided that any such assignment shall not relieve any Holder of its obligations or liabilities hereunder; and (ii) upon the completion of any Holding Company Formation pursuant to Section 2(i) hereof, the Bank shall cause New HoldCo to assume all of its rights and obligations hereunder. If the Bank is not the registering entity in an Initial Public Offering, it shall cause the registering entity to assume all of its obligations under this Agreement prior to commencement of such Initial Public Offering. Any purported assignment in contravention hereof shall be null and void.

(d) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(e) Jurisdiction. The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed as sufficient as if actual signature pages had been delivered.

(h) Entire Agreement. This Agreement and the other documents referred to herein (including the Stock Purchase Agreements and the Investor Rights Agreement) contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Bank and the holders of a majority of the shares of Registrable Common Stock; provided, however, that each such amendment, modification, supplement or waiver shall always also require the prior written consent of each Principal Holder, as long as such Principal Holder holds 5% or more of the shares of Class A Common Stock (or any shares into which the Class A Common Stock is reclassified or for which the Class A Common Stock is converted, substituted, or exchanged) outstanding at such time; provided, further, that no amendment, modification, supplement or waiver may adversely affect the rights of a Principal Holder hereunder that are in addition to those of the Other Holders without such Principal Holder’s written consent; and provided, further, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of Other Holders hereunder (other than as reflected by the different number of shares held by such Holder), it being agreed that amendment of this proviso without a Holder’s consent shall be deemed to affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of Other Holders hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

(l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement; provided, however, that the Holders will not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as a result of any controversy with respect to Section 2 or 3.

(n) No Inconsistent or More Favorable Agreements. None of the parties hereto shall enter into any agreement or other arrangement of any kind with any Person with respect to the registration of securities of the Bank which is inconsistent with the provisions of this Agreement. The Bank has not provided, and shall not provide, demand registration rights of the type set forth in Section 2 or piggyback registration rights of the type set forth in Section 3 and that may be exercised prior to, or in priority to, the exercise of the corresponding registration rights by Holders under this Agreement pursuant to Section 2 or Section 3, as applicable; provided, however, that, for the avoidance of doubt, the foregoing clause will not restrict the Bank from entering into any agreement providing registration rights that may be exercised at substantially the same time as (or later than), or ranking substantially pari passu with (or junior to), with respect to priority of registration on demand or piggyback registrations, the registration rights granted to Holders under this Agreement.

(o) Pre-Holding Company Formation Registration Rights. It is acknowledged by the parties to this Agreement that, as of the date of this Agreement, the Registrable Common Stock are securities of a depository institution and, accordingly, transfer of such securities is exempt from the registration requirements of the Securities Act. The Bank agrees that, prior to the effective date of the Holding Company Formation, to the extent necessary to ensure that the Registrable Common Stock is freely transferable pursuant to applicable laws and in order to expedite and facilitate the disposition by the Holders of such securities, for all purposes of this

Agreement prior to the effectiveness of the Holding Company Formation, the terms “SEC” and “Securities Act” shall refer to the appropriate federal or state governmental authority and applicable laws, respectively, and the provisions of this Agreement shall be interpreted under the regulations of any such governmental authority and under the applicable laws to give full effect to the intent and purposes of this Agreement.

(p) Recapitalizations, Exchanges Affecting the Registrable Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Common Stock, to any and all shares of stock of the Bank or any successor or assign of the Bank (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Common Stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

AMALGAMATED BANK

By:	/s/ EDWARD GREBOW
Name:	EDWARD GREBOW
Title:	PRESIDENT & CEO

[Signature Page to Registration Rights Agreement]

WLR RECOVERY FUND 1V, L.P.

By:	WLR Recovery Associates IV LLC
Its:	General Partner

By:	WL Ross Group, L.P.
Its:	Managing Member

By:	El Vedado LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

WLR IV PARALLEL ESC, L.P.

By: WLR Recovery Associates IV LLC
Its: Attorney-in-fact

By: WL Ross Group, L.P.
Its: Managing Member

By: El Vedado LLC
Its: General Partnei

By:
Name:
Title:

[Signature. Page to Registration Rights Agreement]

WLR RECOVERY FUND V, L.P.

By: WLR Recovery Associates V LLC
Its: General Partner

By: WL Ross Group, L.P.
Its: Managing Member

By: El Vedado LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

WLR V PARALLEL ESC, L.P.

By: WLR Recovery Associates V LLC
Its: Attorney-in-fact

By: WL Ross Group, L.P.
Its: Managing Member

By: El Vedado LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

YUCAIPA CORPORATE INITIATIVES FUND II, L.P.

By: Yucaipa Corporate Initiatives Fund II, LLC, General Partner

By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President

[Signature Page to Registration Rights Agreement]

YUCAIPA CORPORATE INITIATIVES (PARALLEL) FUND II, L.P.

By: Yucaipa Corporate Initiatives Fund II, LLC, GeneraPartner

By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President

[Signature Page to Registration Rights Agreement]